Exhibit 3.16

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/11/1996
960364378 — 2693699
CERTIFICATE OF INCORPORATION
OF
THERMAX/CDT, INC.
ARTICLE ONE
The name of the corporation is Thermax/CDT, Inc. (hereafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of the Corporation is to engage in lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
The total number shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, per value $.01 per share.
ARTICLE FIVE
The name and mailing address of the incorporator are as follows:

Name	Address
Eileen M. Carrig	c/o Kirkland & Ellis
153 East 53rd Street
39th Floor
New York, NY 10022
ARTICLE SIX
The directors shall have the power to adapt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

ARTICLE SEVEN
The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.
ARTICLE EIGHT
The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE NINE
The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights confined upon stockholders and directors are granted subject to such reservation.
I, the undersigned, being the sole incorporator hereinbefore named, for the purpose forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of December, 1996

/s/ Eileen M. Carrig
Eileen M. Carrig
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/06/2002
020076853 — 2693699
CERTIFICATE OF MERGER
OF
BARCEL/CDT, INC.
AND
THERMAX/CDT, INC.
It is hereby certified that:
1. The constituent business corporations participating in the merger herein certified are:
(i) Barcel/CDT, Inc., which is incorporated under the laws of the State of California (“Barcel”); and
(ii) Thermax/CDT, Inc., which is incorporated under the laws of the State of Delaware (“Thermax”).
2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Bared in accordance with the laws of the State of its incorporation and by Thermax in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.
3. The name of the surviving corporation in the merger herein certified is Thermax/CDT, Inc., which will continue its existence as said surviving corporation wider the name Thermax/CDT, Inc.. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.
4. The Certificate of Incorporation of Thermax, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.
5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:
Foster Plaza 7
661 Anderson Drive
Pittsburgh, PA 15220
6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of Barcel consists of 1,000,000 shares without par value, all of which are outstanding.
Dated: January 24, 2002.

BARCEL/CDT, INC.

	By:	/s/ Ken Hale
Name: Ken Hale
Title: Vice President

Dated: January 24, 2002.

THERMAX/CDT, INC.

	By:	/s/ Ken Hale
Name: Ken Hale
Title: Vice President